                                 VISTANA, INC.
                           8801 VISTANA CENTRE DRIVE
                            ORLANDO, FLORIDA  32821

                                 May 28, 1998

Ms. Susan Werth
Senior Vice President & General Counsel
Vistana, Inc.

     Re:  Corrections to Employment Agreement Schedule
          --------------------------------------------

Dear Susan:

     As we have discussed, Schedule B to the Employment Agreement dated December 27, 1996 between Vistana, Inc. and you contains a typographical error relating to the period during which you are entitled to receive severance payments in the event you cease to be employed by Vistana for certain reasons specified in your Employment Agreement. In the section entitled "Monthly Severance Amount," the denominator was incorrectly shown as 52 when it should have been 24 to correspond to a 24-month severance period. Enclosed is a new Schedule B to your Employment Agreement which corrects this error and incorporates the adjustment to your Base Salary for the 1998 fiscal year approved by the Compensation Committee at its January meeting.

     Please carefully review the enclosed Schedule B to confirm the accuracy thereof. If the enclosed Schedule B is accurate, please execute the enclosed copy of this letter in the space provided below and return it to the undersigned, whereupon the enclosed Schedule B will be substituted for the existing Schedule B. Please keep your copy of this letter and revised Schedule B with your own copy of your Employment Agreement.

                                        Very truly yours,

                                        VISTANA, INC.

                                            /s/ Jeffrey A. Adler
                                        By:_________________________
                                             Name: Jeffrey A. Adler
                                             Title: President

Enclosure

ACKNOWLEDGED AND CONFIRMED:

/s/ Susan Werth
____________________________
Name:  Susan Werth

                                  SCHEDULE B
                                  ----------

                             EMPLOYEE COMPENSATION
                             ---------------------
                      (Revised Effective January 1, 1998)


1.   Employee Name:                  Susan Werth
     --------------

2.   Base Salary:                    $236,900
     ------------

3.   Annual Bonus Amount:            Up to 40% of Adjusted Base Salary; Formula
     -------------------
                                     to approximate that of other senior
                                     executive officers.

4.   Severance Amount:               The product of (i) 120% of Employee's
     ----------------
                                     Adjusted Base Salary as of the Termination
                                     Date, multiplied by (ii) two.

5.   Monthly Severance Payment:      The quotient of (i) the Severance Amount
     -------------------------
                                     determined in accordance with Item No. 4 above, divided by (ii) 24.